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                                                                  EXHIBIT 23.3

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-05483) of our report dated February 20, 1996, on our audit of the consolidated financial statements of CRN Holdings, Inc. and Subsidiaries as of December 31, 1995 and for the year then ended, which report is included in the Form 10-K of SEACOR Holdings, Inc. for the year ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts."


/s/ Coopers & Lybrand L.L.P.


Melville, New York
June 14, 1996